EXHIBIT 32(b)
MICROS SYSTEMS, INC.

Certification of Principal Financial Officer
Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

In connection with the quarterly report of MICROS Systems, Inc. (the “Company”) on Form 10-Q (Form 10-Q”) for the three months ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof, I, Gary C. Kaufman, Executive Vice President of Finance and Administration and Chief Financial Officer of the Company, certify that to the best of my knowledge:

(1)     The Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2009	/s/	Gary C. Kaufman
Gary C. Kaufman